Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 1996, incorporated by reference in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Form included in this registration statement.

ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Kansas City, Missouri
September 30, 1996